UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2006

SAND HILL IT SECURITY ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-50813	20-0996152
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3000 Sand Hill Road
Building 1, Suite 240
Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (650) 926-7022

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the preparation of Amendment No. 4 (the “Amendment”) to the Registration Statement on Form S-4 related to the Agreement and Plan of Merger, dated as of October 26, 2005, by and among Sand Hill IT Security Acquisition Corp. ( the “Company”), St. Bernard Software, Inc. and Sand Hill Merger Corp., the Company was advised by its independent registered accounting firm, Hein & Associates LLP (“Hein”) on June 19, 2006, that the Company may need to reclassify certain amounts in its financial statements. Hein based its conclusions upon on a comment received from the Securities and Exchange Commission in connection with the preparation of the Amendment and after further discussion with the Staff of the Securities and Exchange Commission.

After discussions with management and members of the Board of Directors of the Company, the Company has determined to restate its Condensed Financial Statements on Form 10-QSB for the period ended March 31, 2006 and its Financial Statements on Form 10-KSB for the period ended December 31, 2005. The Company will file amended reports on Form 10-QSB/A and Form 10-KSB/A with respect to the restatement, concurrent with the filing of this Current Report on Form 8-K.

Company management has discussed the matters disclosed in this Current Report or Form 8-K with its independent registered public accounting firm, Hein & Associates, LLP.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAND HILL IT SECURITY ACQUISITION CORP.

Date: June 21, 2006	By: /s/ Humphrey P. Polanen
Name: Humphrey P. Polanen
Title: Chief Executive Officer